exhibit 23.3


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of International Paper Company on Form S-4 of our reports dated February 10, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2002 and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

New York, N.Y.
March 10, 2003